Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2023, relating to the financial statements of Knife River Corporation, appearing in the Registration Statement on Form 10 of Knife River Corporation (No. 001-41642).

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
June 2, 2023